As filed with the Securities and Exchange Commission on February 22, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
CHEGG, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3237489
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle
Santa Clara, CA 95054
(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Plan
2013 Employee Stock Purchase Plan
(Full Title of the Plans)
______________________

Dan Rosensweig
President, Chief Executive Officer and Chairman
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
(Name and Address of Agent for Service)
(408) 855-5700
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David A. Bell, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500		Dave Borders Jr., Esq. Chegg, Inc. 3990 Freedom Circle Santa Clara, CA 95054 (408) 855-5700

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to:
- the 2013 Equity Incentive Plan	4,585,441 (2)(4)	$ 7.74 (5)	$35,491,313.34	$4,113.44
- the 2013 Employee Stock Purchase Plan	917,088 (3)(4)	$ 6.58 (6)	$6,034,439.04	$699.39
TOTAL	5,502,529	N/A	$41,525,752.38	$4,812.83

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2013 Equity Incentive Plan (the “2013 Plan”) equal to 5% of the Registrant’s total outstanding shares as of December 31, 2016. The increase was effective as of January 1, 2017.

(3)
Represents an automatic increase to the number of shares available for issuance under the 2013 Employee Stock Purchase Plan (the “2013 ESPP”) equal to 1% of the Registrant’s total outstanding shares as of December 31, 2016. The increase was effective as of January 1, 2017.

(4)
Shares available for issuance under the 2013 Plan and 2013 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013 (Registration No. 333-192332), March 6, 2014 (Registration No. 333-194365), March 6, 2015 (Registration No. 333-202571) and March 4, 2016 (Registration No. 333-209945).

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on February 14, 2017.

(6)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange February 14, 2017, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2013 ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the SEC to register an additional 4,585,441 shares of common stock under the Registrant’s 2013 Equity Incentive Plan and an additional 917,088 shares of common stock under its 2013 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the SEC on November 14, 2013 (Registration No. 333-192332), March 6, 2014 (Registration No. 333-194365), March 6, 2015 (Registration No. 333-202571) and March 4, 2016 (Registration No. 333-209945) to the extent not superseded hereby.

PART II
Information Required in the Registration Statement

Item 8.	Exhibits.

The exhibits listed on the Exhibit Index following the signature page of this Registration Statement are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 22nd day of February, 2017.

Chegg, Inc.
By:	/S/ DAN ROSENSWEIG
Dan Rosensweig
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Andrew Brown, Chief Financial Officer, Dan Rosensweig, President, Chief Executive Officer and Chairman, and Dave Borders Jr., General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/S/ DAN ROSENSWEIG	President, Chief Executive Officer and Chairman	February 22, 2017
Dan Rosensweig	(Principal Executive Officer)

/S/ ANDREW BROWN	Chief Financial Officer	February 22, 2017
Andrew Brown	(Principal Financial Officer)

/S/ ROBIN TOMASELLO	Vice President, Corporate Controller	February 22, 2017
Robin Tomasello	(Principal Accounting Officer)

/S/ JEFFREY HOUSENBOLD	Director	February 22, 2017
Jeffrey Housenbold

/S/ RENEE BUDIG	Director	February 22, 2017
Renee Budig

	Director	February 22, 2017
Marne Levine

/S/ RICHARD SARNOFF	Director	February 22, 2017
Richard Sarnoff

	Director	February 22, 2017
Ted Schlein

/S/ JOHN YORK	Director	February 22, 2017
John York

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2013 Equity Incentive Plan	S-1/A	333-190616	10.04	October 25, 2013
99.2	2013 Employee Stock Purchase Plan	S-1	333-190616	10.05	August 14, 2013